                                                                    Exhibit 3.15

                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "RELOCATION MANAGEMENT SYSTEMS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF APRIL, A.D. 1985, AT 10 O'CLOCK A.M.

                                     [SEAL]


                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2060254 8100H                           AUTHENTICATION:    0056845

991461086                                         DATE:    11-01-99

                                                                     FILED
                                                               APR 24 1985 10AM

                                                                /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      RELOCATION MANAGEMENT SYSTEMS, INC.

                                   * * * * *

            1. The name at the corporation is

            RELOCATION MANAGEMENT SYSTEMS, INC.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is:

            To develop and market general business systems, applications, hardware and software.

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

            The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

            Unless expressly conferred by the terms of this Certificate of Incorporation, as amended from time to time, or by the terms of a valid agreement to which the Corporation is a party, or by the terms of the securities issued by the Corporation, no holder of stock, or of rights or options to purchase stock, or of other securities or obligations of the Corporation of any class convertible into stock, of the Corporation of any class shall, as such, have any preemptive or preferential right of subscription to any shares of stock, or rights or options to purchase stock, of the corporation of any class, whether now or hereafter authorized, or to any obligations convertible into stock, or into rights or options to purchase stock, of the Corporation (including any notes, bonds or other evidences of indebtedness to which are attached any stock of the Corporation) issued or sold or any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time time fix pursuant to the authority conferred by this Certificate of incorporation. Shares of stock rights or options to purchase stock, or obligations convertible into stock or into rights or options to purchase stock, of the Corporation, may from time to time be issued and sold to such parties, whether stockholders or others (and if issued and sold to any one or more stockholders, then they may be so sold without reference to any other holder or holders of shares of the same or any different class of stock and without reference to whether such stockholders are holders of stock having limited or unlimited dividend or voting rights), all as the Board of Directors in its sole discretion may determine.

            5A. The name and mailing address of each incorporator is as follows:

            NAME              MAILING ADDRESS
            ----              ---------------

      W.J. Reif         Corporation Trust Center
                        1209 Orange Street
                        Wilmington, Delaware 19801

      V.A. Brookens     Corporation Trust Center
                        1209 Orange Street
                        Wilmington, Delaware 19801

      J.L. Austin       Corporation Trust Center
                        1209 Orange Street
                        Wilmington, Delaware 19801

            5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

            NAME              MAILING ADDRESS
            ----              ---------------

      Kenneth W. Maxfield     P.0. Box 988
                              Fort Wayne, Indiana 46801

      Martin A. Weissert      P.0. Box 988
                              Fort Wayne, Indiana 46801

      James L. Longbons       P.0. Box 988
                              Fort Wayne, Indiana 46801

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            To make, alter or repeal the by-laws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-law, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

            When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

            8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

            9. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

                  (a) The by-laws of the Corporation may fix and alter, or
            provide the manner for
            fixing and altering, the number of directors constituting the whole Board, provided that such number shall always be not less than three. In case of any increase in the number of directors constituting the whole Board, the additional directors shall be chosen by the directors or by the stockholders at the time having voting power, as may be prescribed in said by-laws. Directors need not be stockholders of the Corporation, and Directors chosen by the incorporators or the stockholders, or chosen by majority of the remaining directors to fill vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors constituting the whole Board, need not be chosen by ballot.

                  (b) The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in said by-laws or as may be determined from time to time by resolution adopted by the Board.

                  (c) Except as otherwise provided in the by-laws, the Board of
            Directors may from time to time by resolution or resolutions adopted by a majority of the whole Board

                        (1) fix the fees, salaries or other compensation or
                  amounts to be paid to the members of any committee designated pursuant to paragraph (b) above; and

                        (2) authorize the payment of fees for attendance at
                  meetings of the Board and all salaries or other compensation or amounts to all or any of the members of the Board, as such, in such amount or amounts, and payable in a lump sum or in such installments and at such times as the Board shall determine as aforesaid, which salaries or other compensation or amounts may be in addition to any amounts payable to such member or members for attendance at meetings of the Board, and in addition to any fees, salaries or other compensation or amounts which may be paid or payable to such member or members as a member of any committee or as an officer of the Corporation, or in any other capacity; and anything in paragraph (d) below in, or in any other provision of, this article to the contrary notwithstanding, any resolution adopted by a majority of the whole Board as aforesaid shall be valid for all purposes whether or not any one or more directors affected, or intended to be affected thereby, may be included in such majority or vote or may vote for such resolution or may be a member of any such committee or may receive any such fees, salaries, compensation or other amounts and whether or not the presence of such director or directors at any meeting at which such resolution is so passed is or was necessary to constitute a quorum thereat.

                  (d) The Board of Directors shall have the power and authority:

                        (1) to make, alter or repeal, or to adopt new, by-laws
                  of the Corporation, except as otherwise provided in a by-law adopted by the stockholders entitled to vote; but by-laws so made, altered or adopted by the directors may be altered or repealed by such stockholders;

                        (2) to the full extent permitted or not prohibited by
                  law, to determine the use and disposition of any surplus or net profits:

                        (3) from time to time to set apart out of any assets of
                  the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose of purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interests of the Corporation; and the board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the corporation;

                        (4) from time to time determine to what extent and at
                  what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board or of the stockholders of the Corporation;

                        (5) from time to time to fix the compensation or
                  additional compensation or other remuneration to be paid to any of the directors, officers, agents or employees (including directors and officers of the Corporation or of any entities in which or in the welfare of which the corporation has an interest, and those actively engaged in the conduct of the Corporation's business or the business of its subsidiary or affiliated entities) for services rendered, or to be rendered, and to adopt any plan or other arrangement that it may deem advisable for determing the amounts of such compensation, additional compensation or other remuneration, including, without limiting the generality of the foregoing, any plan or arrangement under which all or a part of the amounts so payable may be dependent upon the amount of the gross or net income, earnings or profits (consolidated or otherwise) of the Corporation, and/or any one or more of its subsidiaries or affiliates, upon such terms and conditions and the Board may fix;

                        (6) to the full extent permitted or not prohibited by
                  law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith; and

                        (7) in addition to the power and authority hereinbefore
                  and by statue conferred upon it, to exercise all such powers and do all much acts and things as may be exercised or done by the

                  Corporation, subject nevertheless to the provisions of the laws of the State of Delaware, of this Certificate and of the by-laws of the Corporation, as the same may from time to time be amended.

                  (e) Any director or officer may be removed at any time, with or without cause, by the affirmative vote, at any stockholders' meeting, of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereat, or by such other vote and in such other manner, with or without any stockholders' meeting, as may be provided in the by-laws of the Corporation.

                  (f) Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  (g) At every meeting of the stockholders of the Corporation, each stockholder entitled to vote thereat may cast one vote in person or by proxy for each share of stock held by such stockholder.

                  (h) When and as authorized by the affirmative vote of the
            holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or at the next annual meeting of the stockholders, provided the notice of the said annual meeting contains a notice of the proposed sale, lease or exchange or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of directors shall have power and authority to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

                  (i) A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor, in the absence of fraud, shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or confirming said contract or transaction, the existence of an interest of such director, firm or corporation is disclosed or is known and there shall be present a quorum of the Board or of directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interest or connected. A general notice spread upon the minutes of a meeting of the Board or of any committee thereof that a director is a member of any firm or an officer, director or stockholder of any corporation, and is to be regarded as interested in any subsequent transaction with such firm or corporation, shall be a sufficient disclosure under the foregoing provision, and after such general notice it shall not be necessary to give any special notice relating to any practical transaction with such firm or corporation. Nor shall any director, nor any firm of which any director is a member, nor any corporation of which any director is an officer, director of stockholder, be liable to account to the Corporation for any profit realized from or through any such transaction or contract of the corporation authorized, confirmed or approved as aforesaid by reason of the fact that such director or any firm of which he is a member, or any corporation of which he is a stockholder, director or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determing the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee hereof (whether or not authorized, confirmed or approved as hereinbefore provided) which shall be ratified by a majority in interest of the holders of the capital stock entitled to vote, at any annual meeting, or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation. Any director of the Corporation may be counted in determining the existence of a quorum at a meeting to consider any contract or transaction between the Corporation and any subsidiary, parent or other affiliated corporation of which he is also a director or officer and may vote upon any such contract or transaction, which shall not be invalid or otherwise affected by reason of his presence or his vote.

                  (j) Except as otherwise provided in the by-laws, the
            stockholders of the Corporation and the Board of Directors or any committee thereof may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said state, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

                  (k) Nothing contained in this Certificate shall be deemed to prohibit or restrict in any way the taking of any action by the Board of Directors of the Corporation or any committee of the Board without a meeting, pursuant to written consent, as and to the extent permitted by the General Corporation Law of the State of Delaware, as from time to time amended.

                  (1) The by-laws may contain provisions, in addition to those herein set forth, relating to the management of the business of the Corporation and the conduct of its affairs and further defining, limiting and regulating the powers of the directors and of the stockholders.

            10. The Corporation reserves the right to amend the provision contained in this Certificate an in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or other hereunder or thereunder are granted subject to such reservations.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of April, 1985


                                                     /s/ W.J. Reif
                                                     -----------------
                                                     W.J. Reif


                                                     /s/ V.A. Brookens
                                                     -----------------
                                                     V.A. Brookens


                                                     /s/ J.L. Austin
                                                     -----------------
                                                     J.L. Austin